ELLINGTON MANAGEMENT GROUP
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                                 CODE OF ETHICS



















                                                            Version: May 1, 2014

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                                 CODE OF ETHICS

                               TABLE OF CONTENTS

1.   INTRODUCTION

     1.1. Adoption of the Code

     1.2. References

     1.3. Version History

2.   COMPLIANCE WITH THE LAW

     2.1. Fiduciary Duty and Conflicts of Interest

     2.2. Compliance with Federal Securities Laws

          2.2.1. Fraud and Manipulative Practices

          2.2.1.1. Fraud under the Advisers Act

          2.2.1.2. Misrepresentation and general securities fraud

          2.2.1.3. Insider Trading

          2.2.1.4. Manipulative Practices

          2.2.2. Fraud and Manipulative Practices under the Investment Company
                 Act

     2.3. Compliance with Disclosure to Investors

     2.4. Compliance with Contractual Terms

     2.5. References

     2.6. Version History

3.   ADHERENCE TO ELLINGTON POLICIES AND PROCEDURES

     3.1. Version History

4.   INDIRECT MISCONDUCT

     4.1. Indirect violations of Ellington Policy

     4.2. References

     4.3. Version History

5.   REPORTING MISCONDUCT

     5.1. Anonymous Reporting

          5.1.1. Information Related to Ellington Financial

          5.1.2. Information Related to Ellington Residential Mortgage REIT

     5.2. Reporting Misconduct by Third Parties

     5.3. Obligation to Provide all Relevant Information

     5.4. Reporting Involvement in Litigation, Regulatory Inquiries, or Disciplinary Proceedings

     5.5. No Limitation on Right to Report to Regulators

     5.6. Version History

6.   THE OMBUDSMAN

     6.1. Current Ombudsman

     6.2. Contacting the Ombudsman

          6.2.1. Directly

          6.2.2. Anonymously


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     6.3. Handling of Information Received by the Ombudsman

     6.4. Information related to Ellington Financial LLC and Ellington Residential Mortgage REIT

     6.5. Consultation with Ombudsman

     6.6. References

     6.7. Version History

7.   ROLE OF THE SUPERVISOR

     7.1. References

     7.2. Version History

8.   ROLE OF THE COMPLIANCE COMMITTEE

     8.1. Composition of the Committee

     8.2. Version History

9.   ROLE OF THE CHIEF COMPLIANCE OFFICER AND THE GENERAL COUNSEL

     9.1. Discretion of GC and CCO

     9.2. Delegation of Authority to Designee

     9.3. Exceptions and Prior Approvals

     9.4. Version History

10.  DISCIPLINARY PROCEDURES

     10.1. Violations of Personal Trading Policy

     10.2. Version History

11.  PERSONAL TRADING

     11.1. Definitions

          11.1.1. Client Account

          11.1.2. Compliance 11

          11.1.3. Firm Account

          11.1.4. Green List

          11.1.5. Permitted Instruments

          11.1.6. Personal Account

          11.1.7. Restricted List

     11.2. Trading Restrictions

          11.2.1. Prior Written Approval Required for Transactions in Personal Accounts

               11.2.1.1. Scope of Approval

               11.2.1.2. Approval of Limit Orders

               11.2.1.3. Expiration of Approval and Effect of Notices

               11.2.1.4. Discretion Exercised by Others

          11.2.2. Exceptions to Requirement of Prior Written Approval

               11.2.2.1. Permitted Instruments

               11.2.2.2. Exchange Traded Funds (ETFs)

               11.2.2.3. Green List issuers

               11.2.2.4. DE MINIMIS trading of public companies


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               11.2.2.5. Trades in Accounts over which you have no influence or control

               11.2.2.6. Municipal Securities

          11.2.3. 30-Day Minimum Holding Period for Public Equities Positions

                11.2.3.1. Treatment of Options under Holding Period Requirement

          11.2.4. No Personal Trading Permitted through Ellington Trading Desks

     11.3. Restrictions on Trading and Holding of Ellington-Managed Public Companies

           11.3.1. Trading Windows

           11.3.2. Pre-clearance requests two days before trading

           11.3.3. No DE MINIMIS exception

           11.3.4. Required use of designated broker dealer

           11.3.5. No shorting

           11.3.6. Expected minimum six-month holding period

           11.3.7. No trading while in possession of material, non-public information

           11.3.8. Reporting of executions by Section 16 filers

     11.4. Restriction on Investment in IPOs

     11.5. Restriction on Investment in Private Placements

           11.5.1. Investment in Ellington-managed funds

     11.6. Limit on Investment in Financial Firms

     11.7. Limit on Investment in Residential Real Estate

     11.8. Reporting of Transactions and Holdings

           11.8.1. Initial Holdings Report

           11.8.2. Required Delivery of Duplicate Statements and Confirmations

           11.8.3. Annual Holdings Report

           11.8.4. Quarterly Transaction Reports

           11.8.5. Reporting of Newly Opened Accounts

           11.8.6. Exceptions to Reporting Requirements

                 11.8.6.1. Automatic Investment Plans

                 11.8.6.2. Accounts over which you have no influence or control

           11.8.7. Identification of Family Members who are Officers or Directors of Public Companies or whose Employers may do Business with Ellington

           11.8.8. Additional Requests for Information

           11.8.9. Reporting by Interns, Contractors, and Temporary Employees

     11.9. Exceptions for Short Term Personnel

     11.10. Review by Compliance

     11.11. References

     11.12. Version History

12. GIFTS AND ENTERTAINMENT

      12.1. Giving of Gifts or Entertainment

            12.1.1. Limit on Gifts to or Entertainment of Certain Classes of
                    Recipients

                  12.1.1.1. ERISA Plan Asset Investors

                  12.1.1.2. Foreign Officials

                  12.1.1.3. State or Local Pension Officials

             12.1.2. Exceptions to Requirement of Prior Approval of Giving of
                     Gifts or Entertainment

                  12.1.2.1. Entertainment or meals provided under $500 per
                            person per event


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                    12.1.2.2. Gifts and gratuities under $250

     12.2. Acceptance of Gifts or Entertainment

           12.2.1. Limit on Gifts or Entertainment Accepted in Connection with Transactions for ERISA Clients

           12.2.2. Exceptions to Requirement of Prior Approval of Acceptance of Gifts or Entertainment

  12.2.2.1. Entertainment or meals received under $250 per person per event

  12.2.2.2. Gifts and gratuities under $250

     12.3. Personal Gifts or Entertainment Not in Relation to Ellington's
           Business

     12.4. References

     12.5. Version History

13. OUTSIDE ACTIVITIES

      13.1. Exception for Approved Positions

      13.2. Charitable and Civic Activities

      13.3. Business Opportunities

      13.4. Separation of Outside and Professional Activities

      13.5. Prohibited Payments Involving Third Parties

      13.6. Version History

14. COMMUNICATION WITH THIRD PARTIES

      14.1. Regulators and Government Agencies

      14.2. Press and the Media

      14.3. Entering into Contracts

      14.4. Engaging Outside Counsel

      14.5. Investor Communications

      14.6. No Communications Disparaging Clients, Investors, Ellington, or Ellington Employees

      14.7. Version History

15. DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE OF ETHICS

      15.1. Distribution of the Code of Ethics to Investors

      15.2. References

      15.3. Version History

16. POLITICAL CONTRIBUTIONS

      16.1. Activity Requiring Pre-clearance

      16.2. People Covered

      16.3. Contributions by Ellington and Affiliated Entities

      16.4. References

      16.5. Version History


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                                 CODE OF ETHICS

1. INTRODUCTION

This Code of Ethics and Conduct Manual (the "Code of Ethics" or the "Code") summarizes Ellington policies concerning how all employees are expected to behave in all their dealings with third parties -- e.g. investors, vendors, counterparties. It also addresses specific provisions required to be included in our Code as mandated by Securities and Exchange Commission ("SEC") rules and regulations -- like personal trading. YOU SHOULD CAREFULLY REVIEW THE CODE AND BE FAMILIAR WITH ITS CONTENT AND ABIDE BY ITS PRESCRIPTIONS.

The Code should be read in conjunction with the Employee Handbook, and the Compliance Manual. The Employee Handbook addresses issues dealing with our workplace environment, like office protocols and policies, and compensation and benefits. Our Compliance Manual is the more detailed and comprehensive set of policies and procedures that comprise Ellington's legal framework to facilitate full compliance with all federal and state rules and regulations applicable to our business.

Ellington is committed to a culture of integrity and fair dealing in all aspects of our professional environment. That means not only complying with the letter of the law, but also with its spirit. It means embracing standards of conduct that in some circumstances exceed what is minimally required by applicable law. It also means valuing Ellington's franchise and reputation -- never undertake actions that you would be embarrassed by if exposed to the light of day -- whether to your peers, to our competitors or to the public at large.

Following the guidelines set forth in the Ethics Code, the Compliance Manual and the Employee Handbook will help ensure that you contribute to the positive compliance culture that Ellington expects. Nevertheless, given the ever evolving (and at times subjective) standards of appropriate and ethical behavior in our industry it is important that every employee attend training sessions when scheduled, report instances of wrongdoing, and be uninhibited in asking questions of your supervisor and the professionals in the Legal and Compliance group.

1.1. ADOPTION OF THE CODE

     This Code of Ethics has been adopted by Ellington Management Group, L.L.C. and its affiliates, including Ellington Global Asset Management, L.L.C., Ellington Financial Management, L.L.C., Duke Funding Management, L.L.C., Ellington Residential Mortgage Management LLC, Ellington REIT Management LLC, and entities formed to act as the managing member or general partner of funds advised by Ellington (collectively, "Ellington" or "we"), in order to set the standard of conduct Ellington expects of all of its principals and employees, including temporary employees, contractors, and interns (together, "Ellington Personnel" or "you").

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     The Code has been adopted in order to comply with Section 204A of the
     Investment Advisers Act of 1940, as amended, (the "Investment Advisers Act") and the rules thereunder, which require registered investment advisers to adopt and maintain a code of ethics including provisions addressing compliance with the federal securities laws and the collection of information about the personal trading of persons with access to non-public information about the adviser's clients.

     The Code has also been adopted in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which requires investment advisers to registered investment companies to adopt and maintain a code of ethics including provisions addressing compliance with the federal securities laws and the collection of information about the personal trading of persons affiliated with such investment adviser.

     The Code is also intended to satisfy requirements under the Commodity Exchange Act, including rules adopted thereunder and rules of the National Futures Association.

1.2. REFERENCES

     INVESTMENT ADVISERS ACT:

     Rule 204A-1(a) (requiring registered advisers to adopt a code of ethics)

     INVESTMENT COMPANY ACT:

     Rule 17j-1 (requiring advisers to registered investment companies to adopt a code of ethics)

1.3. VERSION HISTORY

     Adopted: February 2, 2009

     Updated: May 1, 2014; October 1, 2013; September 6, 2012


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2. COMPLIANCE WITH THE LAW

Ellington sets the highest possible standards of ethical and professional conduct for you and for itself. The firm places the highest priority on maintaining its reputation for integrity and professionalism. Though the firm may set standards for you and itself that are higher than those required by law, you are also, in all circumstances, expected to comply with the letter and the spirit of all applicable laws, rules, and regulations, including all applicable federal, state, and foreign laws. You are also expected to live up to the standards and course of conduct Ellington has committed to with its investors and be mindful of our contractual obligations.

Ellington is subject to laws governing a number of different subject matters, including securities, commodities, anti-trust, employment, and anti-discrimination. Because the regulatory environment in which the firm operates is complex, and because application of the many rules to which we are subject can involve difficult questions of judgment, if, at any time, you have questions about whether a law or rule applies, or about how to interpret disclosure we have made to our investors or the terms of a contract, you are expected to consult with the General Counsel ("GC") or a member of the Legal and Compliance group.

2.1. FIDUCIARY DUTY AND CONFLICTS OF INTEREST

Ellington owes a fiduciary duty to all of its clients, including a duty of honesty, good faith, and undivided loyalty. As a consequence, you must always place the interests of Ellington's clients before your own interests or the interests of Ellington. You may not cause a client to take any action, or not to take any action, for your personal benefit, or that is in any way not in the best interest of the client.

You must report any actual or potential material conflict of interest involving you or one of your family members to the Chief Compliance Officer ("CCO") so that a determination can be made as to whether or not a transaction may proceed, and whether the conflict must be disclosed to the client. If you have any doubt about whether a conflict of interest exists or whether it is material, you should discuss it immediately with the GC or CCO.

Conflicts of interest can also arise among our clients, including when they have overlapping trading strategies, or when they participate in the same transaction.
No Ellington fund or managed account should be permitted under any circumstances to improperly benefit at the expense of another Ellington client when conflicts of interest arise between them. The firm has specific policies to address certain of the circumstances in which such conflicts may arise, including policies governing the Allocation of trades and the handling of Cross Transactions (see the corresponding sections of the Compliance Manual). Conflicts can also arise among our clients when they jointly invest in a venture or securitization which they control. Potential conflicts can at times be complex and subtle. You are expected to be mindful of potential conflicts and report material conflicts to

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the CCO whenever you are involved in a transaction in which multiple Ellington clients are participating.

Conflicts of interest can also arise among investors in the funds that we manage. Ellington ultimately owes a duty to the fund itself and the collective interests of its investors and the competing interests of a particular investor in a client fund should not be improperly favored over the interests of another investor.

2.2. COMPLIANCE WITH FEDERAL SECURITIES LAWS

Ellington and its Personnel must comply with the spirit and the letter of the federal securities laws. This section summarizes some of the key provisions applicable to you and the firm. You should also review and be familiar with Ellington's Compliance Manual. This Code and the Compliance Manual are intended to establish policies and procedures reasonably expected to prevent and detect violations of the federal securities laws. The Code and the Manual, however, are not and cannot be exhaustive. If you have questions about the Code, the Manual, or the federal securities laws, you are expected to raise them with the CCO or the GC.

2.2.1. FRAUD AND MANIPULATIVE PRACTICES

 Section 206 of the Advisers Act and the rules thereunder make it unlawful for an investment adviser to engage in fraudulent, deceptive, or manipulative conduct. In addition, Section 206 imposes a basic fiduciary duty on investment advisers. The purpose of this duty is to eliminate conflicts of interest and to prevent an adviser from overreaching or taking unfair advantage of a client's trust. As a fiduciary, an investment adviser owes its clients a duty of honesty and good faith, and must act solely in the best interests of the client. An investment adviser must make timely, full, and fair disclosure of all material facts, particularly where the adviser's interest may conflict with the client's.

 Among the specific obligations that the SEC has indicated flow from an adviser's fiduciary duty are:

     o A duty to have a reasonable, independent basis for any investment advice;

     o A duty to obtain best execution for clients' securities transactions where the adviser is in a position to direct brokerage transactions;

     o A duty to ensure that its investment advice is suitable to the client's objectives, needs, and circumstances; and

     o    A duty to be loyal to clients.

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2.2.1.1. FRAUD UNDER THE ADVISERS ACT

Many provisions of this section of the Code and the firm's Compliance Manual are intended to help ensure that Ellington and all Ellington Personnel operate in a manner consistent with the requirements of Section 206, the Advisers Act's anti-fraud provision.

Among the many types of activities that have been found to violate Section 206 are:

     o front-running (trading in front of an order being placed on behalf of a client of Ellington);

     o    misrepresenting pricing methodology;

     o    deliberate mispricing of portfolio holdings; and

     o favoring certain clients or the firm itself in allocating initial public offerings without adequately disclosing the practice.

2.2.1.2. MISREPRESENTATION AND GENERAL SECURITIES FRAUD

In addition to the anti-fraud provisions of the Advisers Act, which govern our interactions with our clients and investors, you must also be mindful of the broad anti-fraud provisions under the Securities Exchange Act, which cover material misrepresentations made in connection with the purchase or sale of a security, including misrepresentations to our investors and to our trading counterparties.

The relevant anti-fraud rule, Rule 10b-5, provides that:

It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails or of any facility of any national securities exchange,

     a.   To employ any device, scheme, or artifice to defraud,

     b. To make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

     c. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person,


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          in connection with the purchase or sale of any security.

Please keep in mind that this rule has been applied to a wide range of conduct relating in any way to the securities markets.

2.2.1.3. INSIDER TRADING

Federal securities laws also prohibit insider trading and fraud relating to the misuse of confidential information. You must also review and be familiar and comply with the sections of the firm's Compliance Manual addressing Insider Trading, Confidentiality, and Information Barriers.

2.2.1.4. MANIPULATIVE PRACTICES

Section 9(a)(2) of the Securities Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 has been interpreted to proscribe the same type of trading practices in OTC securities. Section 9(a)(2) of the Commodity Exchange Act makes it unlawful for any person to manipulate or attempt to manipulate the price of any commodity future subject to the rules of any contract market.

The thrust of the prohibitions against manipulative trading practices is that no employee should, alone or with others, for any account, including any Personal Account:

     o engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

     o engage in trading or apparent trading activity for the purpose of causing the price of a security or commodity future to artificially move up or down, and then take advantage of such price movement by buying or selling at such "artificial" price level.

Of course, buy or sell programs may cause stock or commodity future prices to rise or fall, and price changes resulting from supply and demand factors are not prohibited. Rather, Section 9(a)(2) of the Exchange Act and Section 9(a)(2) of the Commodity Exchange Act prohibit activity where there is a purpose to affect the price of a security or commodity future artificially through trading or apparent

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trading, not where such change is an incidental result of a change in supply or demand or changes in the intrinsic value of a security.

Strategies involving trades that lack economic substance, including trades in which ownership of an instrument and the associated risk is not passed between buyer and seller, should raise red flags. Trades that involve informal side arrangements between buyer and seller, including trades that temporarily "park" securities with a buyer, should also be of concern. As determinations of whether a trading practice is or would appear to be manipulative can be very dependent upon the specific facts and circumstances and involves significant judgment, you are expected to consult with the GC or CCO if you have any doubts or questions about whether a particular practice is or might be deemed manipulative.

2.2.2. FRAUD AND MANIPULATIVE PRACTICES UNDER THE INVESTMENT COMPANY ACT

 Section 36 of the Investment Company Act imposes a fiduciary duty on investment advisers to registered investment companies. Similar to the Advisers Act fiduciary standards, the purpose of this duty is to eliminate conflicts of interest and to prevent an investment adviser to a registered investment company from overreaching or taking unfair advantage of a registered investment company client's trust.

Pursuant to Investment Company Act Rule 17j-1, affiliated persons of investment advisers to registered investment companies are specifically prohibited from, in connection with the (direct or indirect) purchase or sale of a security held or to be acquired by the registered investment company client:

     o employing any device, scheme or artifice to defraud the registered investment company;

     o making any untrue statement of a material fact to the registered investment company or omitting to state a material fact necessary in order to make the statements made to the registered investment company, in light of the circumstances under which they are made, not misleading;

o engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the registered investment company; or

     o engaging in any manipulative practice with respect to the registered investment company.

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Provisions of this Code and the firm's Compliance Manual are intended to help ensure that Ellington and all Ellington Personnel operate in a manner consistent with the requirements of the Investment Company Act, and in particular (but not exclusively) Sections 36 and 17, and Rule 17j-1 thereunder.

2.3. COMPLIANCE WITH DISCLOSURE TO INVESTORS

Ellington makes commitments to our investors to abide by certain procedures and standards of conduct in multiple ways, including through disclosure in offering materials for our funds, through Parts I and II of Form ADV (the firm's standard disclosure document), in marketing materials, and in due diligence questionnaires. The firm may also commit to certain standards or practices in the contracts with our clients, or through provisions in governing or constitutive documents for some of our funds. As an Ellington employee, you are required to conform your conduct at all times to the standards we have disclosed to our investors or which are set forth in relevant governing or disclosure documents.

2.4. COMPLIANCE WITH CONTRACTUAL TERMS

Ellington regularly enters into contracts with third parties, including counterparties. As a general matter, unless you have received specific instructions from the GC or his designee, you are expected to ensure that you take appropriate steps to comply with the terms of any contract which govern the work that you do at the firm. If you have questions about the applicability of a contract, or about how a particular term or provision should be interpreted, you should contact the GC.

2.5. REFERENCES

SECURITIES ACT:

Section 17(a) (prohibiting fraud in connection with the offer or sale of securities) SECURITIES EXCHANGE ACT: Section 9(a)(2) (defining certain manipulative trading practices)

Section 10(b) and Rule 10b-5 thereunder (prohibiting fraud in connection with the purchase or sale of securities)

COMMODITY EXCHANGE ACT:

Section 9(a)(2) (prohibiting manipulation or attempted manipulation)

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2.6. VERSION HISTORY

     Adopted: February 2, 2009
     Updated: May 1, 2014; May 5, 2010


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3. ADHERENCE TO ELLINGTON POLICIES AND PROCEDURES

As noted above, Ellington may set standards of conduct for the firm and its employees that exceed the standards required by law. These standards are set forth in this Code, in the firm's Compliance Manual, and in the Employee Handbook. You are expected to comply with the letter and the spirit of the requirements set forth in each of these documents, and in any procedures related to them. Given the complex nature of the markets and regulatory environment in which the firm operates, and the sometimes difficult or subtle judgments that must be made in applying rules, regulations, or standards of conduct to particular factual situations, you are expected to exercise caution and consult a member of the Legal and Compliance group whenever you have any question about the meaning or applicability of any firm policy.

3.1. VERSION HISTORY

Adopted: February 2, 2009

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4. INDIRECT MISCONDUCT

Certain securities laws make it unlawful for any person indirectly, or through or by any other person, to do any act or thing which it would be unlawful for that person to do directly under those laws or any related rule or regulation. The securities laws also prohibit the aiding and abetting of violations by others. This means that those who provide substantial assistance to others who violate the law may be liable as if they had violated the law themselves. Consequently, if you have questions about whether conduct by a counterparty or other third party with which Ellington does business is improper or may violate the law, you must bring your concerns to the attention of the CCO or the GC.

4.1. INDIRECT VIOLATIONS OF ELLINGTON POLICY

You may not indirectly, or through or by any other person, engage in conduct which violates this Code, the Compliance Manual, the Employee Handbook, or any related policies and procedures. You likewise may not substantially assist violations by another.

4.2. REFERENCES

SECURITIES EXCHANGE ACT:

Section 20(a) (proscribing violation of the Act through or by means of another person)

Section 20(b) (providing the SEC with authority to prosecute aiding and abetting of violations of the Act)

INVESTMENT ADVISERS ACT:

Section 208(c) (prohibition on violations that are indirect or by or through another person)

INVESTMENT COMPANY ACT:

Section 48(a) (prohibition on direct or indirect violations of the Investment Company Act and rules, regulations and orders thereunder, by or through another person)

4.3. VERSION HISTORY

Adopted: February 2, 2009
Updated: May 1, 2014


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5. REPORTING MISCONDUCT

You are required to promptly report violations of this Code, the firm's Compliance Manual, or the federal securities laws to the CCO or the GC. Ellington will use its best efforts to keep confidential the identity of any Ellington Personnel making such a report. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, Ellington will not permit retribution, discrimination, or retaliation against, or harassment or intimidation of, employees because they have made such a report in good faith.

You are also generally responsible for being aware of what goes on around you, and for not purposefully ignoring or turning a blind eye to misconduct. Though you should not, and are not expected to, investigate potential misconduct, you are responsible for paying attention to red flags and for reporting information to the GC or CCO should you become aware of facts indicating or suggesting misconduct.

In addition, if you become aware of a risk of potential misconduct or the appearance of misconduct associated with Ellington's business or trading practices, or become concerned about practices that are not explicitly addressed in this Code or the firm's Compliance Manual, you are encouraged to discuss those concerns with your direct supervisor. If, however, you are uncomfortable discussing an issue with your supervisor, or if you believe an issue has not been appropriately addressed or involves your supervisor, you should bring the matter to the attention of the CCO or the GC.

5.1. ANONYMOUS REPORTING

Though absolute anonymity cannot be guaranteed, you can report any concerns you may have, and request anonymity when making such reports, by contacting the firm's external ombudsman as explained in the Ombudsman section of the Code.

5.1.1. INFORMATION RELATED TO ELLINGTON FINANCIAL

 We have established a procedure under which complaints regarding accounting matters related to Ellington Financial LLC ("EFC") may be reported anonymously. Personnel may anonymously report these concerns via a toll-free compliance hotline at 1-800-876-6024 or electronically via a website at http://ellingtonfinancial.alertline.com

5.1.2. INFORMATION RELATED TO ELLINGTON RESIDENTIAL MORTGAGE REIT

 We have also established a procedure under which complaints regarding accounting matters related to Ellington Residential Mortgage REIT ("EARN") may be reported anonymously. Personnel may anonymously


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report these concerns via a toll-free compliance hotline at 1-855-431-9961 or electronically via a website at http://earnreit.alertline.com

5.2. REPORTING MISCONDUCT BY THIRD PARTIES

If at any time you become aware of misconduct by or at a firm with which Ellington does business, and that misconduct is related to a transaction or course of business in which Ellington is engaged with that other company, you must report that misconduct to the CCO or the GC.

5.3. OBLIGATION TO PROVIDE ALL RELEVANT INFORMATION

Certain provisions of the Code and the Compliance Manual require you to seek approval before engaging in certain activities, including seeking approval from the GC or CCO. When seeking approval, and in general when supplying information to the firm and other Ellington Personnel, you are expected to disclose all relevant information and not to withhold facts that would bear on the matter being considered.

5.4. REPORTING INVOLVEMENT IN LITIGATION, REGULATORY INQUIRIES, OR DISCIPLINARY PROCEEDINGS

You should promptly report to the CCO or GC if you i) become involved in litigation related to securities, or involving allegations of fraud or similar misconduct; ii) are contacted as part of a regulatory inquiry by the SEC or a similar government agency; iii) become the subject of any disciplinary or administrative proceeding related to securities or involving allegations of fraud or similar misconduct, or iv) are charged with a criminal offense.

5.5. NO LIMITATION ON RIGHT TO REPORT TO REGULATORS

The reporting obligations in this policy are intended to help the firm identify and address misconduct and potential misconduct on a timely basis, and to ensure that disclosure regarding involvement in disciplinary matters and regulatory or governmental investigations is complete and accurate. While we prefer that you report concerns or issues internally as discussed above before discussing them with regulators, no Ellington policy or procedure, either here, in any other firm policy document, or in the employment or other agreement governing your relationship with the firm, in any way limits or restricts any right you have to report a violation of law to the SEC or to communicate with that agency regarding possible securities law violations.

5.6. VERSION HISTORY

Adopted: February 2, 2009
Updated: October 1, 2013; July 16, 2012


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6. THE OMBUDSMAN

As discussed in Section 5 above, you are expected to report misconduct when you become aware of it, including violations of this Code or of provisions of the firm's Compliance Manual and other Ellington policies and procedures. The firm recognizes that, in certain cases, particularly where you feel that suspected misconduct involves your supervisor or members of senior management, or where you feel that your concerns have not been adequately addressed or properly handled, you may feel uncomfortable discussing the matter with your supervisor, or with the GC or the CCO. In such cases, you should contact the firm's Ombudsman, who is charged with receiving and handling such complaints or concerns.

Though, as a private company, Ellington is not required to establish a means for employees and others to anonymously report issues as set forth in Section 301 of Sarbanes-Oxley, the firm has appointed the Ombudsman to receive anonymous complaints in order to help ensure that all material concerns are addressed.

6.1. CURRENT OMBUDSMAN

The Ombudsman is Kenneth A. Lefkowitz, a partner at the law firm of Hughes Hubbard & Reed LLP. Mr. Lefkowitz's practice concentrates on capital markets, including SEC related issues, and on boards of directors and their special committees in strategic situations. In addition, Mr. Lefkowitz acts as outside general counsel to many of his clients.

Though effort will be made to preserve the anonymity of those contacting the Ombudsman, he and Hughes Hubbard serve as counsel to Ellington and ultimately represent the interests of Ellington. No attorney-client relationship will be established between the Ombudsman and those employees contacting him.

6.2. CONTACTING THE OMBUDSMAN

6.2.1. DIRECTLY

 You can contact Mr. Lefkowitz directly at 212.837.6557.

6.2.2. ANONYMOUSLY

 Although absolute anonymity cannot be guaranteed, you can send any complaints or concerns to the Ombudsman via regular mail to the following address:

          Kenneth A. Lefkowitz
          Hughes Hubbard Reed, LLP

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          One Battery Park Plaza
          New York, New York 10004-1482

6.3. HANDLING OF INFORMATION RECEIVED BY THE OMBUDSMAN

Where it is consistent with the information received to do so, the Ombudsman will contact the CCO or the GC regarding information he has received. The CCO and GC, in consultation with the Compliance Committee or Executive Committee, as appropriate, will determine whether an investigation or internal review is warranted, and, if so, will determine the appropriate resources necessary for such a review, including engagement of external advisors to perform or assist in the review.

Where in the Ombudsman's judgment information he has received might not be or has not been appropriately handled by the CCO or GC, he will report such information directly to the Chief Executive Officer.

6.4. INFORMATION RELATED TO ELLINGTON FINANCIAL LLC AND ELLINGTON RESIDENTIAL MORTGAGE REIT

Information received by the Ombudsman or from the Ombudsman by the CCO or GC related to auditing or accounting matters affecting Ellington Financial, LLC, Ellington Residential Mortgage REIT, or other publicly traded vehicles managed by the firm will be reported to the head of the respective company's Audit Committee, In-House Counsel responsible for the company, the company's Chief Financial Officer, or to another recipient designated in an Open Door or similar policy adopted by the company.

6.5. CONSULTATION WITH OMBUDSMAN

At least quarterly, the CCO will contact the Ombudsman to verify that all information or complaints received by him have been communicated to the GC or CCO. The CCO will document the results of these verifying conversations with the Ombudsman.

6.6. REFERENCES

 THE SECURITIES EXCHANGE ACT:

 Section 10A(m)(4) (requiring audit committees of public companies to establish procedures for receiving anonymous complaints)

 Rule 10A-3(b)(3) (requiring audit committees of public companies to establish procedures for receiving anonymous complaints)


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6.7. VERSION HISTORY

Adopted: February 2, 2009
Updated: October 1, 2013; November 24, 2009


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CODE OF ETHICS

7. ROLE OF THE SUPERVISOR

Under the Advisers Act, Ellington is responsible for properly supervising its employees, and the SEC may prohibit the firm from engaging in advisory activities for up to a year if it finds that that the firm has failed to reasonably supervise an employee who has violated the securities laws.

Ellington recognizes this duty to supervise the actions of its employees. Adoption, implementation, and enforcement of this Code and of the Compliance Manual help the firm fulfill this duty by providing guidance to you concerning the standards you are expected to meet in the course of your employment, and by setting forth the key legal and ethical issues.

In addition, Ellington relies upon Personnel who act in a supervisory capacity. Supervisors are generally responsible for supervising employees to ensure they fulfill their job responsibilities diligently and in satisfaction of the firm's high professional standards, and for ensuring that all Personnel who report directly to them live up to the standards and expectations set out in the Code, the Compliance Manual, and the Employee Handbook. Though supervisors are certainly expected to appropriately delegate responsibilities to others, and to rely upon them to satisfy delegated responsibilities, it is also incumbent on Supervisors to take reasonable steps, in light of the facts and circumstances, to monitor the work of those who report to them, and to ask questions and follow up on indications that an employee may not be fulfilling his or her responsibilities or may be acting improperly.

Ellington has established clear reporting lines, and all Personnel should be aware of who reports to them and to whom they report.

7.1. REFERENCES

 INVESTMENT ADVISERS ACT:

 Section 203(i)(D) (providing the SEC with authority to impose penalties on advisers and their associated persons for failure to supervise)

7.2. VERSION HISTORY


Adopted: February 2, 2009

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8. ROLE OF THE COMPLIANCE COMMITTEE

The Compliance Committee is responsible for oversight of the formulation, adoption, and implementation of this Code, the firm's Compliance Manual, and related written policies and procedures designed to ensure compliance with applicable law. The Committee is further responsible for overseeing the firm's practices for monitoring compliance with these policies through testing, audit, surveillance, or examination, and for assessing the adequacy and effectiveness of the overall compliance program and culture. As appropriate, the Committee may make recommendations to management to enhance the compliance program, to address any weaknesses in the program, or concerning recommended responses to any material violations of firm polices and procedures.

8.1. COMPOSITION OF THE COMMITTEE

The members of the Committee include the CCO, the Chief Accounting Officer, the GC, and such other employees of the firm as may be appointed from time to time by the Committee.

8.2. VERSION HISTORY


Adopted: February 2, 2009
Updated: March 19, 2012; November 24, 2009

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9. ROLE OF THE CHIEF COMPLIANCE OFFICER AND THE GENERAL COUNSEL

The CCO and the GC are responsible for overseeing the implementation of the firm's compliance program. The CCO is primarily responsible for the day-to-day operation of the program.

Though the GC and CCO are responsible for the implementation of the program, you are responsible for ensuring that you are familiar with and understand firm policy and relevant laws and regulations, and that you conduct yourself in accordance with them. The GC and the CCO serve in an advisory capacity, including by providing guidance or making recommendations to senior management. While you are expected to seek the appropriate guidance from the GC and the CCO, you are responsible for your own conduct.

9.1. DISCRETION OF GC AND CCO

Certain provisions of the Code and the Compliance Manual call for the CCO or the GC to exercise discretion as to whether a course of action or proposed transaction is to be approved, or as to whether an exception may be made to firm policy. Decisions made by either the CCO or the GC in the exercise of this discretion are final and conclusive. It is also within the discretion of each to explain the reasons for any such decision, or, if appropriate, to provide no reason.

9.2. DELEGATION OF AUTHORITY TO DESIGNEE

The GC and the CCO may, within their discretion, delegate specific responsibilities under the Code or under the provisions of the Compliance Manual, to other Ellington Personnel. Each provision of the Code or the Compliance Manual that calls for an action by the GC or CCO should be read to permit that such action be taken by the designee of either, respectively.

9.3. EXCEPTIONS AND PRIOR APPROVALS

The provisions of this Code and the Compliance Manual provide a framework, but are, of necessity, not exhaustive, and may not anticipate or fit all factual circumstances. The GC and the CCO generally have the authority to make necessary and appropriate exceptions, and to grant approval for activities which require prior approval. However, neither the GC nor the CCO may grant an exception or prior approval concerning themselves. Unless otherwise provided, exceptions related to either will be granted only by the members of the Compliance Committee excluding the requestor.

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9.4. VERSION HISTORY

Adopted:

February 2, 2009

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10. DISCIPLINARY PROCEDURES

Any violation of this Code or the firm's Compliance Manual constitutes grounds for disciplinary action, up to and including dismissal. The disciplinary action taken in response to a violation will depend upon the seriousness of the violation and all relevant facts and circumstances. The Compliance Committee is generally responsible for setting guidelines for disciplinary action, and, in serious cases, making recommendations to senior management concerning what action is to be taken. To the extent consistent with governing employment laws and regulations, disciplinary action may take, without limitation, the form of issuing a letter of caution or warning, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, suspending personal trading, imposing a fine or decreasing discretionary compensation, suspending employment (without compensation), forfeiture of deferred bonus, making a civil referral to the SEC, making a criminal referral, terminating employment for cause, or any combination of the foregoing. Nothing herein shall alter or limit the at-will employment status of Ellington employees.

Ellington Personnel, including the CCO and members of the Compliance Committee, will not determine whether, or participate in the determination of whether, they have themselves violated the Code or provisions of the Compliance Manual, and will not recommend to management or have a role in the recommendation to management of what disciplinary action is to be taken with respect to any such violation.

10.1. VIOLATIONS OF PERSONAL TRADING POLICY

We take compliance with the pre-clearance and other provisions of our Personal Trading policy very seriously, and expect you to exercise care to ensure that all of your personal trading is consistent with the policy. Failure to secure required pre-clearance is a violation of our Code of Ethics, even in cases when pre-clearance of a transaction would have been granted had it been requested.

Though willful violations, and failures to pre-clear transactions that would not have been approved, may have different or more serious consequences, non-willful failures to pre-clear transactions that would have been approved will be handled as follows:

     o A first failure will result in suspension of the employee's personal trading for a period of three months.

     o A second failure within a 24 month period will result in a suspension of the employee's personal trading for a period of six months.

     o An additional failure within a 24 month period of a second failure will result in a referral to the Executive Committee for additional disciplinary action.

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During a suspension, only securities transactions in open-end mutual funds and other "Permitted Instruments" will be permitted. For example, an employee whose personal trading privileges have been suspended may NOT even trade in Green List securities, or trade stocks below our DE MINIMIS threshold. However, during a suspension, individual sales or risk-reducing transactions will be considered for approval on a case-by-case basis.

This disciplinary framework is a general guideline only. Depending upon the gravity of any particular violation, differing or more severe disciplinary steps may be warranted.

10.2. VERSION HISTORY

Adopted: February 2, 2009
Updated: May 1, 2014; July 11, 2012

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11. PERSONAL TRADING

Ellington's policies with respect to personal securities transactions by employees are designed to (1) avoid the misuse of inside information and material non-public information, which could violate federal securities laws,
(2) avoid conflicts of interest or the appearance of conflicts of interest (such as front-running), and (3) discourage excessive personal securities transactions that can distract employees from their professional duties.

You should be mindful that personal securities transactions may be limited or prohibited at any time, that is, you could be indefinitely prohibited from purchasing a certain security, or, if you own it, you could be prohibited from selling it. For example, if you own shares of a certain company, and that company is subsequently placed on the Restricted List, you will be prevented from selling those shares for so long as the company remains on the List, where it may remain for an indefinite period of time.

11.1. DEFINITIONS

In order to make it easier to review and understand Ellington's Personal Trading policy, a few key terms are defined below. Capitalized terms used in this Code have the meanings given below.

11.1.1. CLIENT ACCOUNT

 "Client Account" means any managed account or investment fund as to which, or for whom, the firm provides investment advisory or management services.

11.1.2. COMPLIANCE11

 Compliance11 ("C11") is the web-based service used by the firm to collect and review personal trading information, and to disseminate and collect periodic reports and certifications. You should receive a username and password for C11; a link for accessing C11 is available on the Compliance Intranet page at HTTP://INTRANET/COMPLIANCE.

11.1.3. FIRM ACCOUNT

 "Firm Account" means a proprietary investment or trading account maintained by Ellington for the firm or its employees.

11.1.4. GREEN LIST

 "Green List" is a list, provided to you on a periodic basis, of certain more liquid common stocks that under certain circumstances you will be


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permitted to trade for your Personal Accounts without prior approval, but ONLY as described below in Section 11.2.2.3.

11.1.5. PERMITTED INSTRUMENTS "Permitted Instruments" means:


direct obligations of the United States; high quality short-term debt instruments, which include most bankers' acceptances, certificates of deposit, commercial paper, and repurchase agreements; shares issued by open-end mutual funds; currencies issued by the U.S., U.K., Canada, France, Italy, Germany, or Japan; or currencies issued by any other country if the U.S. Dollar equivalent amount of such currency transaction or series of transactions does not exceed $1,000,000.

11.1.6. PERSONAL ACCOUNT

"Personal Account" means a security or other financial instrument (or an account, other than a Client Account or a Firm Account, holding securities or other financial instruments) held by Ellington Personnel or over which such person exercises control or as to which such person provides investment advice or has "beneficial ownership." "Personal Account" DOES NOT include an account in which the broker/custodian ONLY allows Permitted Instruments to be held (e.g., some mutual fund accounts are structured this way). The term "beneficial ownership" is defined by rules of the SEC. Generally, YOU ARE DEEMED TO HAVE BENEFICIAL OWNERSHIP OF SECURITIES AND OTHER FINANCIAL INSTRUMENTS HELD IN THE NAME OF:

     o    your spouse or a minor child;

     o a relative (including in-laws, step-children, or step-parents) sharing the same house; or

     o anyone else, if you can obtain ownership of the securities or other financial instruments immediately or at some future time.

11.1.7. RESTRICTED LIST

"Restricted List" is a list of securities and other financial instruments that are subject to trading restrictions. Securities may be added to the Restricted List for a number of reasons, including to enforce trading restrictions, monitor trading activity, or control risk related to the receipt of potentially material, non-public information. Absent an express exception granted by the CCO or the GC, all trading in Restricted List securities and financial instruments by any Ellington Personnel is prohibited.

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11.2. TRADING RESTRICTIONS

Any trading for a Personal Account not in compliance with this section of the Code is strictly prohibited. Except as specifically permitted below, this restriction applies to all securities, derivatives, and futures.

11.2.1. PRIOR WRITTEN APPROVAL REQUIRED FOR TRANSACTIONS IN PERSONAL ACCOUNTS

Except as explained in "Exceptions to Requirement of Prior Written Approval" below, all Ellington Personnel must obtain prior approval for all transactions for a Personal Account from the CCO or a designee.
Approval for transactions should be secured using the request form in C11, or by using the most current version of the firm's standard request form.

11.2.1.1. SCOPE OF APPROVAL

 Unless explicitly specified otherwise, written approval for a transaction is valid until the close of business on the business day following the day on which the approval is given.

 Approvals are also valid only for the number of shares or principal amount specified in the approval.

11.2.1.2. APPROVAL OF LIMIT ORDERS

 You may request approval for a limit order. Requests must specify that the requested order is a limit order, and specify the limit price. Approvals for limit orders are valid for 20 trading days following the day on which the approval is given.

11.2.1.3. EXPIRATION OF APPROVAL AND EFFECT OF NOTICES

 You are responsible for making sure approved trades, if executed, are executed prior to expiration of the approval. Though we may arrange for our personal trading system to provide email notifications when approvals are expiring, you are responsible for ensuring you comply with the policy, regardless of whether or not you receive notice that an approval is expiring.

11.2.1.4. DISCRETION EXERCISED BY OTHERS

 Other than as discussed below in "Trades in Accounts over which you have no influence or control," you are responsible for making sure trades in your reportable accounts are pre-cleared, regardless


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of whether you are the person who executes the trade. This means that:

If a broker managing your account normally contacts us the Compliance group to request pre-clearance for you, you will still be held accountable under this policy for their failure to request pre-clearance; and

If someone other than you, for example your spouse, or a parent, has authority to trade in an account, and they do so without you having obtained a necessary pre-clearance, you will still be held accountable under this policy.

11.2.2. EXCEPTIONS TO REQUIREMENT OF PRIOR WRITTEN APPROVAL

Prior approval is NOT required for certain categories of securities transactions, although all transactions in these securities must be reported to the CCO as described in Section 11.6, "Reporting of Transactions and Holdings." Prior approval is not required for transactions in:

11.2.2.1. PERMITTED INSTRUMENTS

 Permitted Instruments, as defined in Section 11.1.5 above.

11.2.2.2. EXCHANGE TRADED FUNDS (ETFS)

 Exchange Traded Funds (ETFs) with a market capitalization of at least $1 billion and an average daily trading volume of at least 400,000 shares per day over the preceding 3-month period.

11.2.2.3. GREEN LIST ISSUERS

 Green List issuers, which means the common shares or publicly traded debt of any issuer that appears on the Green List but that is not on the Restricted List, BUT ONLY where the "aggregate value of all your trades" in such issuer on any given day is less then $250,000. Prior approval is still required for options or other derivatives related to issuers on the Green List. For the purposes of this section, the "aggregate value of all your trades" means the total absolute value of all transactions (i.e., viewing all buys and sells as positive amounts) for all of your Personal Accounts combined.


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11.2.2.4. DE MINIMIS TRADING OF PUBLIC COMPANIES

 DE MINIMIS trading of public companies, which means the common shares of any publicly traded company that is not on the Restricted List if the aggregate value of all purchases of such issuer is less than $5,000 and the aggregate value of all sales of such issuer is less than $5,000 on a given day. For the purposes of this section, the "aggregate value" means the total absolute value of such transactions for all of your Personal Accounts combined.

11.2.2.5. TRADES IN ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL Trades in Personal Accounts over which you have no direct or indirect influence or control, provided that the CCO has received evidence sufficient to establish that you have no such influence or control. Decisions to exempt trading in such Personal Accounts from the prior approval requirement will be made by the CCO on a case-by-case basis in light of all of the facts and circumstances.

11.2.2.6. MUNICIPAL SECURITIES

 Prior approval is not required for municipal securities.


11.2.3. 30-DAY MINIMUM HOLDING PERIOD FOR PUBLIC EQUITIES POSITIONS

All positions in publicly traded equities in your Personal Accounts must be held for a minimum of 30 days, subject to the following exceptions:

     o    Positions held less than 30 days may be closed out if unprofitable;

     o Positions in the equities of issuers on the Green List may be held for less than 30 days;

     o Positions in ETFs that do not require pre-clearance under our policy may be held for less than 30 days; and

     o    Positions in open-end mutual funds may be held for less than 30 days.

For purposes of counting the holding period and for determining whether closing a position is profitable, trades will be matched on a last-in-first-out or LIFO basis.

While we will seek to use functionality in Compliance11 to flag pre-clearance requests that may violate the holding period rule, it is your

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responsibility to ensure that you observe the rule.  Because trading information in Compliance11, particularly for employees whose brokers provide paper statements or confirms, may lag, and because the ultimate price of execution is not known at the time of pre-clearance, you should not assume that receiving pre-clearance means that a proposed trade is consistent with the holding-period rule. Moreover, the holding-period rule also applies to DE MINIMIS transactions that do not require pre-clearance under our policy.

11.2.3.1. TREATMENT OF OPTIONS UNDER HOLDING PERIOD REQUIREMENT

 Options on equities are covered by this holding-period policy. Profitable equity options positions must be held for a minimum of 30 days, including options referencing Green List issuers, though options on ETFs that do not require pre-clearance may be held for less than 30 days.

 You may exercise an option within 30 days of acquisition, and holding periods for equities positions acquired pursuant to the exercise of an option may be counted from the date of the acquisition of the option rather than from the date of exercise. You may, for example, satisfy the holding period for a profitable option acquired less than 30 days before expiration by exercising the option and holding the underlying position until 30 days have lapsed since you acquired the option. You may not, however, sell to close a profitable option position within 30 days of acquisition, whether at expiration or before. Consequently, if you acquire an option less than 30 days before expiration, you must be prepared to exercise the option; in such cases selling to close at expiration will violate this holding-period policy.


11.2.4. NO PERSONAL TRADING PERMITTED THROUGH ELLINGTON TRADING DESKS

Without the prior, written approval of the CCO or the GC, no transaction for a Personal Account may be effected through or using the influence of one of Ellington's trading desks.

11.3. RESTRICTIONS ON TRADING AND HOLDING OF ELLINGTON-MANAGED PUBLIC COMPANIES


Because of the firm's role with respect to the publicly traded vehicles it manages, including Ellington Financial LLC ("EFC") and Ellington Residential Mortgage REIT ("EARN") (together "Ellington-Managed Public Companies"), trading and owning of those companies' shares is subject to the following restrictions. These restrictions are in addition to any other applicable restrictions included in the Code.

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11.3.1. TRADING WINDOWS

Ellington-Managed Public Companies will ordinarily be maintained on the firm's Restricted List. Trading by employees, however, is expected to be permitted during trading windows. As explained below, even during a trading window, each trade must be approved beforehand by the CCO or his designee. If you are interested in trading shares of an Ellington-Managed Public Company, you can contact the CCO for information about expected trading windows.

Though windows are expected to open periodically, there is no guarantee that a window will open when expected, or that it will remain open for the amount of time expected. Consequently, it is possible that you will not be permitted to buy or sell the shares of Ellington-Managed Public Companies for extended periods of time.

11.3.2. PRE-CLEARANCE REQUESTS TWO DAYS BEFORE TRADING

Requests for approval to trade Ellington-Managed Public Companies may take longer to review than typical pre-clearance requests. In light of this, you must submit pre-clearance requests for Ellington-Managed Public Companies two business days ahead of the day you expect to trade, though pre-clearance may be granted more quickly than that. As with any request to trade a security on Ellington's Restricted List, a request to trade Ellington-Managed Public Companies may be denied by Compliance for any reason (possibly with no explanation provided), and in the case of Ellington-Managed Public Companies may be denied even if the request is made during an open trading window.

11.3.3. NO DE MINIMIS EXCEPTION

All trading of Ellington-Managed Public Companies in a Personal Account must be pre-cleared, regardless of the number of shares or dollar amount of the transaction. The DE MINIMIS exception to the pre-clearance requirement applicable in other circumstances is not available for trading of Ellington-Managed Public Companies.

11.3.4. REQUIRED USE OF DESIGNATED BROKER DEALER

If you are going to buy, sell, or hold shares of Ellington-Managed Public Companies, you must do so in an account at a broker-dealer designated by Ellington for this purpose. Centralization of trading of Ellington-Managed Public Companies by Ellington Personnel at a single broker-dealer helps to reduce the risk of inadvertent violations of our policies in this area.

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If you would like to purchase shares of an Ellington-Managed Public Company, you should contact the CCO for information about which broker-dealer you are required to use and for the appropriate contact information for opening an account there.

11.3.5. NO SHORTING

You may not sell short shares of Ellington-Managed Public Companies.

11.3.6. EXPECTED MINIMUM SIX-MONTH HOLDING PERIOD

Under the securities laws, officers and directors of a public company are not permitted to benefit from "short swing" trading. This restriction is intended to prevent officers and directors from unfairly using information they have gained because of their position.

Under ordinary circumstances, out of an abundance of caution, we expect to apply a similar standard to trading of Ellington-Managed Public Companies by all Ellington Personnel. As a consequence, you should expect that requests for approval to sell that are within six months of a purchase, or requests to purchase that are within six months of a sale, are likely to be denied.

11.3.7. NO TRADING WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION Notwithstanding all of the above, you may not, under any circumstances, trade shares of Ellington-Managed Public Companies while in the possession of material, non-public information about them, even during a trading window and even if you have pre-cleared the trade.

Please see the Insider Trading section of this Manual for further discussion of materiality and of insider trading law in general. As noted there, the assessment of whether information is material can be complex and involve significant judgment. If you have doubt about whether information you possess is material, non-public information, you should consult with the GC or the CCO.


11.3.8. REPORTING OF EXECUTIONS BY SECTION 16 FILERS

Officers, directors, and owners of 10% or more of the outstanding shares of Ellington-Managed Public Companies ("Section 16 Filers") are required to file reports with the SEC under Section 16 of the Exchange Act within two business days of reportable transactions. Ellington Personnel who are Section 16 filers should report trade executions to the CCO on trade date to facilitate preparation and filing of the requisite reports.

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11.4. RESTRICTION ON INVESTMENT IN IPOS

You MAY NOT receive an allocation of a newly issued security issued in connection with an initial public offering (IPO) without the prior approval of the CCO. The CCO will retain records of each decision with respect to any such request for approval, and the basis for that decision.

11.5. RESTRICTION ON INVESTMENT IN PRIVATE PLACEMENTS

You also MAY NOT invest in any private security (including a private placement by a public company, or any privately offered security such as an investment in another hedge fund, a real estate fund, a private equity fund, or a direct investment in a non-public company) without the prior approval of the CCO. The CCO will retain records of each decision with respect to any such request for approval, and the basis for that decision. You also may not redeem or sell any investment in a private security without the prior approval of the CCO.

11.5.1. INVESTMENT IN ELLINGTON-MANAGED FUNDS

Subscriptions and redemptions by Ellington Personnel in Ellington managed funds are handled through Investor Relations and requests should be made to Investor Relations. Investor Relations will provide prior notice to the CCO of pending subscription and redemption requests from Ellington Personnel, and the CCO may disallow a subscription or redemption. Though subscriptions and redemptions are handled by Investor Relations, the Management Company Controller, CFO or other members of the Financial Reporting group shall notify Investor Relations if they become aware of pending or requested subscriptions or redemptions that they have reason to believe may not be known by Investor Relations.

Subscriptions in our private funds are limited to those who meet certain financial criteria or who are deemed knowledgeable employees under applicable rules. Once a subscription or redemption request has been made to Investor Relations and the CCO has been notified, the CCO may disallow subscriptions in light of these qualification standards, or for other reasons, including based upon input from the subscriber's supervisor or members of senior management. The CCO may also disallow redemptions for a number of reasons, including in light of co-investment or similar agreements, in light of disclosure regarding the amount of investment in Ellington Clients or a particular Ellington Client by Ellington Personnel, or to avoid the appearance of the misuse of nonpublic information or other appearance of impropriety.

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11.6. LIMIT ON INVESTMENT IN FINANCIAL FIRMS

You may not own in any Personal Account any stock or any other direct or indirect financial interest in any other organization primarily engaged in any securities, financial, or related business, except for minority stock ownership or other financial interest in a business which is publicly owned, PROVIDED THAT you may own a minority interest in a private securities, financial, or related business if that interest is acquired, owned, or disposed of indirectly through an entity which you do not advise and over which you exercise no investment discretion, e.g. an interest acquired by a third-party managed private equity or similar fund in which you have invested.

11.7. LIMIT ON INVESTMENT IN RESIDENTIAL REAL ESTATE

To control potential conflicts and the appearance of conflict between your investment activity and residential real estate investment activity by Ellington clients, purchases of residential real estate in the U.S. for investment purposes, like investments in securities, require pre-clearance by the compliance group.
This pre-clearance requirement applies only to real estate purchased for investment purposes, and does not apply to real estate that you purchase for use as a primary residence or as a secondary or vacation residence. It also does not currently apply to direct purchases of residential real estate in New Jersey, New York, Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire, Maine, or outside of the United States. Please keep in mind that in cases in which an LLC or similar private entity is formed for purposes of real estate investments of this sort, your interest in the LLC is a private security and is subject to our pre-approval requirement for private securities.

11.8. REPORTING OF TRANSACTIONS AND HOLDINGS

To ensure compliance with the Code of Ethics, Ellington's Compliance Manual, and applicable law, Ellington collects information regarding the personal trading activities and holdings of all Ellington Personnel. To assist with this process, you must submit periodic reports and certifications concerning your accounts, transactions, and holdings.

Most of the reporting requirements outlined below can be satisfied through timely completion of reports and certifications you will be asked to make using C11, the web-based service used by the firm to facilitate compliance with this section of the Code.

11.8.1. INITIAL HOLDINGS REPORT

You must provide the CCO or his designee with a list of all Personal Accounts within five business days of initial receipt of this Code or an initial request for such account information. Unless instructed otherwise

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by the CCO or his designee, you must also at that time supply the most recent account statements for each of your Personal Accounts and identify any securities you own which are not reflected on those statements. The statements may be dated no more than 45 days prior to the commencement of your relationship with Ellington.

11.8.2. REQUIRED DELIVERY OF DUPLICATE STATEMENTS AND CONFIRMATIONS

You must arrange for duplicate copies of all confirmations and statements for Personal Accounts in which you hold anything other than Permitted Instruments to be sent to the CCO or his designee. Through C11, the firm is able to electronically receive confirmation and statement information for accounts held at certain brokers. Delivery of duplicate paper statements is not required when the equivalent information is received electronically through C11.

11.8.3. ANNUAL HOLDINGS REPORT

On or before February 14(th) of each year, you must provide the CCO with a report of all securities you hold--excluding Permitted Instruments--which are not reflected on duplicate account statements sent directly to the CCO.

11.8.4. QUARTERLY TRANSACTION REPORTS

Within 30 days of the end of each calendar quarter, you must provide the CCO with a report of all securities transactions in which you engaged during the quarter which are not reflected on duplicate account statements sent directly to the CCO, excluding transactions in Permitted Instruments. At such time, you may be required to verify that all of your Personal Accounts have been identified to the CCO or a designee.

11.8.5. REPORTING OF NEWLY OPENED ACCOUNTS

You must apprise the CCO within five business days of the opening of a Personal Account, and, as required by Section 11.6.2 above, arrange for duplicate statements and confirmations for any such account to be sent directly to the CCO.

11.8.6. EXCEPTIONS TO REPORTING REQUIREMENTS

You may not be required to satisfy certain of the above reporting requirements with respect to certain Personal Accounts. Decisions as to the applicability of either of the two exceptions listed below will be made on a case-by-case basis by the CCO.

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11.8.6.1. AUTOMATIC INVESTMENT PLANS

Automatic investment plans, including Dividend Re-investment Plans, may be exempt from the Quarterly Transaction Report requirement in Section 11.8.4 above.

11.8.6.2. ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL

Personal Accounts over which you have no direct or indirect influence or control may be exempt from the requirements in Sections 11.8.1 through 11.8.5 above, provided that such accounts must be identified to the CCO as required in Sections 11.8.1, 11.8.4, and 11.8.5 above, and provided that the CCO has received evidence sufficient to establish that you have no such influence or control.

11.8.7. IDENTIFICATION OF FAMILY MEMBERS WHO ARE OFFICERS OR DIRECTORS OF PUBLIC COMPANIES OR WHOSE EMPLOYERS MAY DO BUSINESS WITH ELLINGTON

In order to assist the firm in identifying sources of real or apparent conflicts of interest, Ellington will periodically, typically in connection with a quarterly or annual holdings or transaction report, ask that you provide information about members of your family or household who are employed by firms who do or who may do business with Ellington, particularly securities, financial, or related firms, or who are directors or officers of public companies.

11.8.8. ADDITIONAL REQUESTS FOR INFORMATION

From time to time the firm may request the information discussed in this section in a different form or at a different time than outlined above. You are required to supply such information whenever requested to do so.

11.8.9. REPORTING BY INTERNS, CONTRACTORS, AND TEMPORARY EMPLOYEES

In lieu of arranging for duplicate statements and confirmations to be sent to the CCO, Ellington Personnel whose expected tenure with the firm is less than six months may personally deliver a statement dated December 31 in connection with any required Annual Holdings Report during their relationship with the firm, and may, in connection with any required Quarterly Transaction Report, personally deliver account statements covering transactions during that quarter, provided that such statements are delivered prior to the date by which such Reports are due.

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11.9. EXCEPTIONS FOR SHORT TERM PERSONNEL

Short term or temporary Personnel who do not have access to nonpublic information regarding trading on behalf of the firm's clients and who are not involved in making investment or trading recommendations, may be exempt from the reporting and trade pre-approval requirements under this section. Exemptions will be granted on a case-by-case basis by the CCO.

11.10. REVIEW BY COMPLIANCE

The CCO or a designee will review the personal trading information collected pursuant to this Section, and conduct additional inquiry as necessary, in order to identify potentially abusive trading by Ellington Personnel, and in order to identify violations of this Code. The CCO is responsible for keeping a record of any such violations and the action taken as a result. The CCO will report potentially abusive trading and substantive violations of this Code to the Compliance Committee, or to members of the firm's senior management, as appropriate.

The GC or a designee will review the personal trading of the CCO.

11.11. REFERENCES

 INVESTMENT ADVISERS ACT:

 Section 204A (requiring advisers to establish and enforce written policies designed to prevent the illegal use of material nonpublic information by the adviser and its associated persons)

 Rule 204A-1(b) (requiring submission of transaction and holdings reports by an adviser's access persons)

 Rule 204-2(a)(12)(ii) (requiring retention or a record of all violations of an adviser's code of ethics and action taken as a result of the violation)

 Rule 204-2(a)(13)(iii) (requiring retention of records of decisions and reasons supporting decisions to approve an access person's investment in an IPO or privately placed security)

 INVESTMENT COMPANY ACT:

 Rule 17j-1 (requiring investment advisers to registered investment companies to establish and enforce a written code of ethics containing provisions reasonably necessary to prevent the investment adviser's personnel from engaging in any fraud or other manipulative conduct prohibited under Rule 17j-1(b))


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11.12. VERSION HISTORY


Adopted: July 15, 2008
Updated: May 1, 2014; October 1, 2013; July 16, 2012; July 11, 2012;
         March 23, 2012; January 5, 2011; November 24, 2009; February 2,
         2009


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12. GIFTS AND ENTERTAINMENT

Giving or receiving gifts in a business setting can give rise to an appearance of impropriety or may raise potential conflicts of interest. Ellington has adopted the policies set forth below to guide employees whenever gifts are accepted from, or given to (or for the benefit of), any individual or entity doing business with Ellington.

Generally, you should not accept or provide any gifts or favors that might influence the recipient's decisions regarding business transactions involving Ellington or Client Accounts, or even that might reasonably be perceived by others as influencing those decisions. Although modest gifts and favors may be accepted or given on an occasional basis, even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence the recipient's business decisions. Where there is a law that affects the acceptance of gifts of nominal value (for example, certain government workers are prohibited from accepting gifts), the law must be followed.

Generally, you should also not host or attend meals or other forms of business entertainment that might reasonably be perceived as so frequent or excessive as to improperly influence the guest's decisions regarding business transactions involving Ellington or our Client Accounts.

12.1. GIVING OF GIFTS OR ENTERTAINMENT

The giving of gifts to or entertainment of any person or entity related in any way to Ellington or its business, except as discussed below, is strictly prohibited without the prior approval of the GC or the CCO, who will keep a record of any such approvals.

12.1.1. LIMIT ON GIFTS TO OR ENTERTAINMENT OF CERTAIN CLASSES OF RECIPIENTS

Notwithstanding the general exceptions listed in 12.1.2 below, provision of gifts or entertainment to certain, specific classes of recipients is subject to additional restrictions because of laws or regulations applicable to them.
Each of these classes of recipients and the applicable policy are discussed below.

In addition to the gifts and entertainment described in the discussion of each class below, you may provide such recipients with items of nominal value on an occasional basis. Items of nominal value include, for example, an ordinary promotional item bearing an Ellington logo, modest meal or snacks provided during an on-site visit, or other non-monetary items less than $10 in value.

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12.1.1.1. ERISA PLAN ASSET INVESTORS

 An ERISA Plan Asset Investor is anyone who you know or should have reason to know is the source, potential source, or who represents the source or potential source of Ellington-managed assets subject to ERISA (an "ERISA Plan Asset Investor"). ERISA Plan Asset Investors include, for example, representatives of pension funds who are or may become Ellington Clients or invest in Ellington-managed funds, and representatives of advisers to funds-of-funds which include substantial investments by pension plans and which have invested or may invest in Ellington- managed funds.

 You may provide ERISA Plan Asset Investors with non-cash gifts or entertainment less than $50 in value, provided that:

     o gifts and entertainment in aggregate provided to that recipient during the prior twelve months, including the proposed gift or entertainment, are less than $100 in value; and

     o the gift or entertainment receives the prior approval of the GC or CCO.

12.1.1.2. FOREIGN OFFICIALS

A Foreign Official is any officer or employee of (i) a foreign government,
(ii) an agency or instrumentality of a foreign government, (iii) a foreign political party, or (iv) an enterprise owned or controlled by a foreign government, and any candidate for foreign political office.

You may provide Foreign Officials with non-cash gifts or entertainment, provided that:

     o the gift or entertainment is valued at $50 or less, gifts in aggregate provided to that recipient during the prior twelve months, including the proposed gift, are less than $50 in value, and the recipient has been entertained four or fewer times in the previous 12 months, including the proposed entertainment; or

     o the gift or entertainment receives the prior approval of the GC or CCO.

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The intent of this policy is to limit entertainment of Foreign Officials to entertainment that is of reasonable or moderate value in a given country, recognizing that a meal that is modest in one country or region could have the same monetary value as one that is extravagant in another. Because of this, the CCO may in some cases establish higher pre-approval thresholds on a country by country basis.

12.1.1.3. STATE OR LOCAL PENSION OFFICIALS

 A State or Local Pension Official is any officer or employee of a U.S. state, county, or municipal pension. Gifts and entertainment provided to State or Local Pension Officials, other than items of nominal value as described above, require the prior approval of the GC or CCO.

12.1.2. EXCEPTIONS TO REQUIREMENT OF PRIOR APPROVAL OF GIVING OF GIFTS OR ENTERTAINMENT

Without in any way diminishing your responsibility to exercise good judgment in accordance with the principles laid out above, including consulting with the CCO if appropriate, and except as discussed above with respect to ERISA Plan Asset Investors, provision of the following gifts and entertainment will typically NOT require prior approval of the GC or CCO:

12.1.2.1. ENTERTAINMENT OR MEALS PROVIDED UNDER $500 PER PERSON PER EVENT

 Entertainment or meals, not to exceed $500 per person per event, provided that you are present as the host at the event or meal, and provided that you report to the CCO circumstances in which you provide entertainment valued at less than $500 per person per event three or more times in any three month period to the same individual.

12.1.2.2. GIFTS AND GRATUITIES UNDER $250

Other non-cash gifts and gratuities or anything else of value given by you, not to exceed $250 in total value given during any 12 month period to any individual.

12.2. ACCEPTANCE OF GIFTS OR ENTERTAINMENT

The accepting of gifts from or entertainment by any person or entity related in any way to Ellington or its business, except as discussed below, is strictly prohibited without the prior approval of the GC or the CCO, who will keep a record of such requests and the decision made with respect to each.

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12.2.1. LIMIT ON GIFTS OR ENTERTAINMENT ACCEPTED IN CONNECTION WITH
TRANSACTIONS FOR ERISA CLIENTS

Notwithstanding the exceptions listed in 12.2.2 below, you may not accept any gift or entertainment offered in whole or in part because Ellington advises an ERISA Client or because of the amount of business conducted by Ellington on behalf of an ERISA Client. An ERISA Client is any account managed on behalf of a pension or retirement plan, or any fund 25% or more of which is owned by ERISA Plan Asset Investors.

For your reference, ERISA Clients are identified in the fund table in Ellin by an ERISA flag, which should be set to "1" for each fund which is an ERISA Client.

12.2.2. EXCEPTIONS TO REQUIREMENT OF PRIOR APPROVAL OF ACCEPTANCE OF GIFTS OR ENTERTAINMENT

Without in any way diminishing your responsibility to exercise good judgment in accordance with the principles laid out above, including consulting with the CCO if appropriate, and except as discussed above with respect to ERISA Clients, acceptance of the following gifts and entertainment will typically NOT require prior approval of the GC or CCO:

12.2.2.1. ENTERTAINMENT OR MEALS RECEIVED UNDER $250 PER PERSON PER EVENT

 Entertainment or meals, not to exceed $250 per person per event, provided that the host is present with you at the event or meal, and provided that you report to the CCO circumstances in which you receive entertainment valued at less than $250 per person per event three or more times in any three month period from the same individual, entity, or group of individuals from the same entity.

12.2.2.2. GIFTS AND GRATUITIES UNDER $250


Other non-cash gifts and gratuities or anything else of value received by you, not to exceed $250 in total value in any 12 month period from any individual, entity, or group of individuals from the same entity.

12.3. PERSONAL GIFTS OR ENTERTAINMENT NOT IN RELATION TO ELLINGTON'S BUSINESS

 In reviewing any requests for approval of gifts or entertainment exceeding the limits described above, the GC or CCO may consider whether such gift or entertainment is not in relation to Ellington's business. Factors to be considered in making that determination may include whether:


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there is a pre-existing personal or family relationship between the giver and receiver or guest and host;

there is a likelihood that the giver and recipient will substantively interact in connection with Ellington's business;

the gift or entertainment is associated with a customary life event such as a wedding or the birth or adoption of a child;

the giver or host is paying for the gift or entertainment personally; and

the gift or entertainment might reasonably appear excessive in the circumstances.

12.4. REFERENCES

 NASD Notice to Members 06-69 (December 2006) (providing guidance to member broker-dealers on the treatment of gifts under FINRA Rule 3220 (formerly NASD Rule 3060))

 A Resource Guide to the U.S. Foreign Corrupt Practices Act (November 14, 2012) (providing guidance on the FCPA from the U.S. Department of Justice and the SEC, available at HTTP://WWW.JUSTICE.GOV/CRIMINAL/FRAUD/FCPA/GUIDE.PDF)

12.5. VERSION HISTORY

Adopted: February 2, 2009
Updated: October 1, 2013
         January 5, 2011


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13. OUTSIDE ACTIVITIES

Outside business activities, including employment outside Ellington, as well as service on the board of directors of an outside company, could lead to potential conflicts of interest, raise insider trading concerns, or otherwise interfere with your duties to the firm and its clients. Except as provided below, you may not be employed by, or serve as a director, officer, or trustee of any public or private company unaffiliated with Ellington. You also may not engage in outside business activities, including acting as a consultant, or serve on a creditor's or advisory committee with respect to a company unaffiliated with Ellington.

13.1. EXCEPTION FOR APPROVED POSITIONS

In certain circumstances it may be in the interest of the firm or its clients for you to engage in the outside activities described above. You may engage in such activities only upon receiving written approval from the GC or CCO. Permission to engage in such an outside activity may be rescinded at any time if the GC or CCO determines that continuing the outside activity is against the interests of either the firm or its clients. Thus, though you have received written permission to pursue them, you may be required to resign an outside position, or discontinue outside business activities at any time.

13.2. CHARITABLE AND CIVIC ACTIVITIES

Ellington encourages you to be involved in the affairs of our community. However, you must receive prior written approval from the GC or the CCO before serving as a director or trustee of any organization that could potentially do business with Ellington or invest in an Ellington fund, or with respect to which you would potentially be involved in investment or similar matters. This pre-approval requirement does not apply to family or personal trusts, but you should keep in mind that investment activities by such trusts should be reported consistent with the Personal Trading section of this Code.

You must also seek prior written approval from the GC or the CCO before running for election or seeking appointment to any government-related position.
As with any other outside activity for which you may have received approval, the firm may, at any time, require you to resign a position approved under this subsection if the interests of the firm or its clients so requires.

13.3. BUSINESS OPPORTUNITIES

Without the prior written consent of the GC or the CCO, you may not take for yourself business opportunities that are offered to you or become available to you because you are associated with Ellington. You also may not use firm

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property, including information you receive as a result of your association with the firm, for personal gain, or to compete with the firm.

13.4. SEPARATION OF OUTSIDE AND PROFESSIONAL ACTIVITIES

Whenever you engage in activities outside your capacity at Ellington, including when you have been given approval to pursue such outside activities, you must take care to avoid creating the impression that Ellington endorses or approves of those outside activities. As a general rule, you should avoid using your association with Ellington to further your pursuits outside the firm, and you may not use firm property or facilities for outside activities. You are also expected to notify the GC or CCO of any events in connection with any of your outside activities that could materially impact the firm or its reputation.

Likewise, you should avoid engaging in outside activities during work hours. Except with the prior written approval of the CCO, you may not solicit other Ellington Personnel on Ellington's premises, using Ellington equipment or facilities, or while either you or the person solicited are working.

13.5. PROHIBITED PAYMENTS INVOLVING THIRD PARTIES

Certain activities, by their very nature, breach the duty of loyalty that you have to Ellington. Therefore, without the prior written consent of the CCO or the GC, you may not:

Pay, directly or indirectly, to any individual or entity, any part of your compensation received from Ellington in connection with any transaction on behalf of Ellington or an Ellington client;

Accept, directly or indirectly, from any individual or entity other than Ellington, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of Ellington or an Ellington client.

13.6. VERSION HISTORY

Adopted: February 2, 2009

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14. COMMUNICATION WITH THIRD PARTIES

Care should be taken in all communications you undertake on behalf of Ellington or our clients. The firm has high standards for fairness, integrity, and professional conduct and expects that all of your communications will reflect those high standards.
In addition, communications with certain groups of third parties, and communications of certain types, are best handled under the supervision of specialized Ellington Personnel.

14.1. REGULATORS AND GOVERNMENT AGENCIES

Except as provided in the Regulatory Filings section of the Compliance Manual, all communications received from a regulator or government agency that oversees the firm, including any from the SEC, CFTC, NFA, or FINRA should be immediately referred to the GC or CCO.

14.2. PRESS AND THE MEDIA

All communications from a member of the press should be referred to the head of Investor Relations. You may not speak to a member of the press in your capacity at Ellington or with regard to the business of Ellington, its affiliates, or any Ellington-managed fund or account without the express permission of Michael Vranos, Laurence Penn, or Richard Brounstein.

14.3. ENTERING INTO CONTRACTS

Except for standard or form contracts that have been previously approved for use by the GC, all contracts, prior to execution, should be reviewed by the GC or his designee, which may include designated outside counsel.

14.4. ENGAGING OUTSIDE COUNSEL

You may not engage outside counsel on behalf of the firm, its affiliates, or any Ellington-managed fund or account for a new matter without the prior approval of the GC.

14.5. INVESTOR COMMUNICATIONS

Communication with our investors must be handled with particular care in light of our duties to them and the complexity of the law governing communications between an adviser and its clients. A member of the Investor Relations group should be consulted with respect to any communication with an investor in any Ellington-managed fund or account. Such communications, when they take the form of marketing materials, must also be reviewed and approved beforehand as provided in the Marketing section of the Compliance Manual.

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14.6. NO COMMUNICATIONS DISPARAGING CLIENTS, INVESTORS, ELLINGTON, OR ELLINGTON
EMPLOYEES

When communicating with outside parties you should not in any way, either orally or in writing, disparage Ellington or our affiliates, or any of our current or former clients, investors, or employees, including without limitation by making or soliciting any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good names or business reputations Ellington or our current or former clients, investors, or employees.

14.7. VERSION HISTORY

Updated: March 19, 2012; June 13, 2011
Adopted: February 2, 2009

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15. DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE OF ETHICS

Ellington will distribute a copy of this Code to all new Personnel upon commencement of their relationship with the firm. All Personnel must acknowledge in writing that they have received, read, understood, and agree to comply with the Code of Ethics. Ellington will also make the current version of the Code regularly available to Personnel through the firm's intranet, distribute notice to Personnel of material amendments to the Code, and request periodic acknowledgement of the Code and agreement to abide by it.

15.1. DISTRIBUTION OF THE CODE OF ETHICS TO INVESTORS

Investor Relations will provide a copy of the Code of Ethics to investors in Ellington-managed funds upon receiving written request.

15.2. REFERENCES

 INVESTMENT ADVISERS ACT:

 Rule 204A-1(a) (requiring registered advisers to adopt a code of ethics)

 Rule 204A-1(a)(5) (requiring registered advisers to distribute their codes and amendments to their supervised persons)

 INVESTMENT COMPANY ACT:

 Rule 17j-1(c) (requiring investment advisers to registered investment companies to adopt a code of ethics)

 Rule 17j-1(d)(4) (requiring investment advisers to registered investment companies to identify all persons required to make reports under Rule 17j-1 and inform those persons of their reporting obligation)

15.3. VERSION HISTORY


Adopted: February 2, 2009
Update:  May 1, 2014; October 1, 2013


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                                 CODE OF ETHICS

16. POLITICAL CONTRIBUTIONS

Ellington respects employee participation in civic and political affairs. Political or campaign contributions by employees of an investment adviser, however, can in some circumstances create an appearance of impropriety, particularly when the receiving government official is or may be in a position to influence a decision by a state or government agency to engage the adviser to provide advisory services.

The SEC has adopted a specific rule in this area known as the "Pay-to-play Rule." The Rule limits the ability of an adviser to receive compensation for advisory services provided to a government entity like a state pension for a period of two years after the adviser or certain classes of the adviser's employees have made a political contribution to a relevant candidate or official.

We have adopted the policy outlined below in order to preserve the firm's ability to provide investment advisory services to state or municipal governments, agencies, or pension plans or funds. Because case-by-case application of the Pay-to-play rule can be complex, our policy requires case-by-case pre-clearance with the CCO for political contributions and fundraising activity.

Pre-clearance is a precautionary measure. Because of the adverse effect that some employee political contributions can have on the firm and its business, we have adopted this pre-clearance requirement so that the consequences of proposed contributions can be evaluated, and to help ensure that the firm satisfies applicable record-keeping requirements in this area.

16.1. ACTIVITY REQUIRING PRE-CLEARANCE

The "Pay-to-play" rule covers both direct political contributions to a candidate and indirect or fundraising activity. As discussed below, it also covers activities by members of your immediate family.

You should seek pre-clearance before:

     o Contributing to a candidate for federal, state, or local political office except for contributions to candidates for President or for U.S. Congress who do not currently hold a state or local political office;

     o    Contributing to federal, state, or local officials;

     o Contributing to national, state, or local political parties or political action committees;

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                                 CODE OF ETHICS

Hosting, sponsoring, or organizing an event part of whose purpose is to further campaign efforts or raise funds for any person holding or seeking state or local office;

Contributing to a charity controlled by a federal, state, or local official;

Assuming a role with an organization that regularly engages in political fundraising and endorses candidates for state or local office;

Volunteering for a political campaign; or

Engaging in a political fundraising event or activity, including soliciting or coordinating contributions to a candidate, political action committee, or political party.

16.2. PEOPLE COVERED

The Pay-to-play rule applies to the direct activities of covered Ellington employees, but also applies to "indirect" contributions by covered employees. That is, people covered by the rule may not attempt to circumvent it by, for example, directing somebody else, such as a spouse, to make a contribution on their behalf, or by giving to a group that supports a candidate instead of giving directly to the candidate.

Because contributions and fund raising activities by those close to you may create the appearance that they are acting at your request or on your behalf, we ask that you pre-clear any of the above-enumerated contributions or activities made or undertaken by you or by anyone in your immediate family. For these purposes your "immediate family" includes your spouse or spousal equivalent, minor children, or other relative who shares your household or who is financially dependent on you.

16.3. CONTRIBUTIONS BY ELLINGTON AND AFFILIATED ENTITIES

The pre-clearance requirement outlined above also applies to any contributions or activities contemplated by Ellington itself, by any of its affiliated advisers, or by other affiliated entities

16.4. REFERENCES

 INVESTMENT ADVISERS ACT

 Rule 206(4)-5 (governing political contributions by certain investment advisers) Rule 204-2(18) (required books and records related to political contributions)


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                                 CODE OF ETHICS

Rule 206(4)-3(e) (incorporating into the Client Solicitations rule provisions of 206(4)-5 concerning solicitation of government entity)

16.5. VERSION HISTORY

Adopted: March 2, 2011